SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : July 8, 2011

Commission File No. 333-136643
ONE BIO, CORP.
(Exact name of registrant as specified in its charter)

Florida	59-3656663
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

19950 West Country Club Drive, Suite 100, Aventura, FL 33180
 (Address of principal executive offices)

305-328-8662
(Issuer  telephone number)

_______________________________________
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(i)  On July 8, 2011 with an effective date of June 1, 2011, we entered into a Fourth Loan Extension Agreement (“Extension”) with UTA Capital and other investors (collectively the “Investors” or “Purchasers” and together with the Company the “Parties”), pursuant to which, among other things, on or before July 29, 2011, the Company shall make a principal reduction payment to the Purchasers in respect of the loan evidenced by an aggregate of $2,900,000 of Promissory Notes executed by the Company and each of the Purchasers on August 12, 2010 and as amended, modified and extended through the date of the Extension (each, a “Note” and, collectively, the “Notes”) in the aggregate amount of $348,000 (the “Principal Reduction Payment”). After giving effect to the payment of the Principal Reduction Payment, the outstanding principal amount of the Notes shall be reduced by $348,000 to $2,552,000 (the “Outstanding Principal Amount”). The Maturity Date of the Notes was further extended to December 1, 2011 (the “Extended Maturity Date”).  In addition, the Company and each of the Purchasers agreed that from and after June 1, 2011, interest shall continue to accrue under the Notes at an Interest Rate of eight percent (8%) per annum.  Interest from and after the date of the Extension shall be payable by the Company to the Purchasers on a monthly basis on the first business day of each month that the Notes remain outstanding commencing on August 1, 2011. Notwithstanding the terms and conditions of any prior agreements between the Purchasers and the Company to the contrary, the Company and Purchasers acknowledged and agreed that the $580,000 Premium Payment under the Notes shall be converted to 216,000 shares of the Company’s common stock (“Conversion Shares”). The Company and Purchasers also agreed to cancel, null and void the following warrants: (a)Warrants to purchase an aggregate of 90,000 shares of common stock issued to the Purchasers on or about April 1, 2011; (b)Warrants to purchase an aggregate of 58,000 shares of common stock issued to the Purchasers on or about January 1, 2011; and (c) Warrants to purchase an aggregate of 98,733 shares of common stock subject to future issuance to the Purchasers. In consideration of the issuance of the Conversion Shares, including the New Shares and the Principal Reduction Payment, concurrent with the execution and delivery of the Extension, the Company’s obligation to issue an aggregate of 58,000 shares of common stock to the Purchasers on or about May 2, 2011 (the “Forfeited Shares”) was terminated. Furthermore the Purchasers have also waived any event of default by the Company under the Notes arising solely from the nonpayment of the principal amount of the Notes at the June 1, 2011 Maturity Date.

(ii)  On July 8, 2011, we also entered into a modification agreement to the Consulting Agreement (“Modified Consulting Agreement”) signed by the Purchasers (as the “Consulting Firms”) on February 28, 2011. The Modified Consulting Agreement modifies amongst other things the Put Right under paragraph 3(a) of the Prior Agreement as follows: (a)The Company agreed in the Modified Consulting Agreement to purchase from each of the Consulting Firms up to 300,000 shares of the Company’s common stock owned by the Consulting Firms (the “Put Shares”) on the terms set forth below (the “Put Right”): (i) Price. The price per share to be paid by the Company for the Put Shares shall be $5.3893 per share, net of any taxes and transfer fees; and (ii) Closing. The issuance and sale of the Put Shares shall be completed as follows: (A) up to 79,788 shares for $430,000 on the earlier to occur of (1) the Extended Maturity Date, or (2) such earlier date as the Notes are repaid in full by the Company (the earlier of such dates, the “First Put Date”); (B) up to 108,881 shares for $586,800 on the four month anniversary of the First Put Date; and (C) up to 111,331 shares for $600,000 on the seven month anniversary of the First Put Date.

2

EXHIBITS:

Exhibit No.	Description

10.01	Fourth Loan Extension Agreement dated as of July 8, 2011, between ONE Bio, Corp. and UTA Capital LLC, Gal Dymant and Alan Fournier.

10.02	Amendment to Consulting Agreement dated as of July 8, 2011, between ONE Bio, Corp. and UTA Capital LLC, Gal Dymant and Alan Fournier.

3

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONE Bio, Corp.

July 26, 2011	By:	/s/ Marius Silvasan
Marius Silvasan
Chief Executive Officer and Director

July 26, 2011	By:	/s/ Cris Neely
Cris Neely
Chief Financial Officer and Director

4